Exhibit 99.1
DTE Energy reports strong first quarter 2022 results

•Recognized as a Gallup Great Workplace for 10th consecutive year
•Achieved nearly 500 business and more than 50,000 residential MIGreenPower subscribers
•Improved EV access in Detroit through Lyft partnership
•Advanced Scope 3 gas emissions reduction goal by a full decade
•DTE Foundation granted nearly $3.5 million to nonprofit organizations supporting equity, social justice and environmental projects

DETROIT, April 28, 2022 – DTE Energy (NYSE:DTE) today reported first quarter 2022 earnings of $394 million, or $2.03 per diluted share, compared with $397 million, or $2.05 per diluted share in 2021.

Operating earnings for the first quarter 2022 were $448 million, or $2.31 per diluted share, compared with 2021 operating earnings of $389 million, or $2.00 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“We are off to a strong start in 2022,” said Jerry Norcia, DTE Energy president and CEO. “In addition to a good start on the financial front, I am proud of our ongoing commitment to environmental sustainability, our focus on employee engagement and safety, and the strong progress in serving our customers and our communities.”

Norcia noted the following accomplishments:

•Recognized as a Gallup Great Workplace for 10th consecutive year: DTE was recognized by Gallup for the 10th year in a row as a workplace with exceptionally high employee engagement – in the top decile of Gallup’s worldwide database of companies.

•Achieved nearly 500 business and more than 50,000 residential MIGreenPower subscribers: The program is one of the country’s largest voluntary renewable energy programs and will be adding thousands of megawatts from new solar projects to meet customer demand.

•Improved electric vehicle (EV) accessibility in Detroit: This program will incentivize drivers in DTE’s electric service territory to purchase or lease an EV for use on the Lyft network. Administered through DTE’s Charging Forward program, this partnership provides equitable access to EVs for everyone, while bringing more clean transportation to Southeast Michigan.

•Advanced Scope 3 gas emissions reduction goal by a full decade: Previously scheduled for 2050, advancements in greener technologies like green hydrogen, carbon capture and sequestration, renewable natural gas and engagement in customer voluntary offset programs will enable the company to accelerate the goal of a 35% reduction in gas customer carbon emissions to 2040.

•Awarded $3.48 million in grants: The DTE Foundation funded eight Michigan-based organizations to support program development and create partnerships that support social justice and racial equity efforts. Through the Nature Conservancy, the Foundation also will fund several significant environmental programs throughout Michigan that will preserve, protect and enhance the state’s treasured natural habitats and species. This month the Foundation granted additional funding to seven organizations supporting programs that enhance natural resources in Michigan.

•Customers are receiving energy assistance at record levels: This assistance helps our most vulnerable customers sustain their service. Last year, more than 112,000 customers received over $119 million in energy assistance. This year, DTE customers are projected to receive $145 million.
Outlook for 2022

DTE Energy reaffirms 2022 operating EPS guidance of $5.80 - $6.00.

“We delivered strong first quarter financial results,” said David Ruud, DTE senior vice president and CFO. “We feel confident that we will achieve our financial targets in 2022 while making significant strides in our infrastructure investment plan.”

This earnings announcement and presentation slides are available at dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9 a.m. ET. Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in numbers in the U.S. and Canada are toll free: (888) 510-2008 or international: (646) 960-0306. The passcode is 4987588. The webcast will be archived on the DTE website at dteenergy.com/investors. An audio replay of the call will be available from noon today to noon Saturday, May 28, 2022. To access the replay, dial U.S. and Canada toll free (800) 770-2030 or international toll (647) 362-9199 and enter the passcode 4987588.

About DTE Energy

DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.3 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio also includes non-utility businesses focused on industrial energy services, renewable natural gas, and energy marketing and trading. As an environmental leader, DTE utility operations will reduce carbon dioxide and methane emissions by more than 80% by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric and Gas aspire to achieve net zero carbon and greenhouse gas emissions by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2022 operating earnings guidance. It is likely that certain items that impact the company's 2022 reported results will be excluded from operating results. Reconciliations to the comparable 2022 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this document. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this document as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “may,” “could,” “would,” “projected,” “aspiration,” “plans” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This document contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: the duration and impact of the COVID-19 pandemic on DTE Energy and customers, impact of regulation by the EPA, the EGLE, the FERC, the MPSC, the NRC, and for DTE Energy, the CFTC and CARB, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; the operational failure of electric or gas distribution systems or infrastructure; impact of volatility in prices in the international steel markets and in prices of environmental attributes generated from renewable natural gas investments on DTE Vantage’s operations; the risk of a major safety incident; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; the cost of protecting assets and customer data against, or damage due to, cyber incidents and terrorism; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; volatility in commodity markets, deviations in weather including climate change, and related risks impacting the results of DTE Energy’s energy trading operations; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; advances in technology that produce power, store power or reduce power consumption; changes in the financial condition of significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; impacts of inflation and the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena, including climate change, on operations and sales to customers, and purchases from suppliers; unplanned outages at our generation plants; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; successful execution of new business development and future growth goals; contract disputes, binding arbitration, litigation, and related appeals; the ability of the electric and gas utilities to achieve net zero emissions goal; and the risks discussed in DTE Energy’s public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This document should also be read in conjunction with the Forward-Looking Statements section in DTE Energy’s public filings with the Securities and Exchange Commission.

For more information, members of the media may contact:
Pete Ternes: 313.235.5555

For further information, analysts may call:
Barbara Tuckfield, DTE Energy, 313.235.1018
John Dermody, DTE Energy, 313.235.8750

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended March 31,
	2022					2021
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings
	(In millions)
DTE Electric	$201	$—		$—	$201	$208	$—		$—	$208

DTE Gas	196	—		—	196	169	—		—	169

Non-utility operations
DTE Vantage	14	—		—	14	28	—		—	28

Energy Trading	(9)	72	A	(18)	45	(55)	92	A	(23)	14

Non-utility operations	5	72		(18)	59	(27)	92		(23)	42

Corporate and Other	(8)	—		—	(8)	(30)	—		—	(30)

Continuing Operations	394	72		(18)	448	320	92		(23)	389

Discontinued Operations	—	—		—	—	77	(77)	B	—	—

Net Income Attributable to DTE Energy Company	$394	$72		$(18)	$448	$397	$15		$(23)	$389

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

Adjustments key
A) Certain adjustments resulting from derivatives being marked-to-market without revaluing the underlying non-derivative contracts and assets — recorded in Operating Expenses — Fuel, purchased power, gas, and other — non-utility
B) Discontinued operations of DT Midstream, including transactions costs related to the separation

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)(2)

	Three Months Ended March 31,
	2022					2021
	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings	Reported Earnings	Pre-tax Adjustments		Income Taxes(1)	Operating Earnings

DTE Electric	$1.04	$—		$—	$1.04	$1.07	$—		$—	$1.07

DTE Gas	1.01	—		—	1.01	0.87	—		—	0.87
							—		—
Non-utility operations
DTE Vantage	0.07	—		—	0.07	0.15	—		—	0.15

Energy Trading	(0.05)	0.37	A	(0.09)	0.23	(0.28)	0.47	A	(0.12)	0.07

Non-utility operations	0.02	0.37		(0.09)	0.30	(0.13)	0.47		(0.12)	0.22

Corporate and Other	(0.04)	—		—	(0.04)	(0.16)	—		—	(0.16)

Continuing Operations	2.03	0.37		(0.09)	2.31	1.65	0.47		(0.12)	2.00

Discontinued Operations	—	—		—	—	0.40	(0.40)	B	—	—

Net Income Attributable to DTE Energy Company	$2.03	$0.37		$(0.09)	$2.31	$2.05	$0.07		$(0.12)	$2.00

(1) Excluding tax related adjustments, the amount of income taxes was calculated based on a combined federal and state income tax rate, considering the applicable jurisdictions of the respective segments and deductibility of specific operating adjustments.

(2) Per share amounts are divided by Weighted Average Common Shares Outstanding — Diluted, as noted on the Consolidated Statements of Operations (Unaudited).

Adjustments key — see previous page